Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Monday, May 11, 2015

AMERICAN AIRLINES GROUP REPORTS APRIL TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported April 2015 and year-to-date traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) for the month were 18.1 billion, down 0.3 percent versus April 2014. Total capacity was 22.1 billion available seat miles (ASMs), up 1.3 percent versus April 2014. Total passenger load factor was 81.6 percent for the month of April, down 1.3 percentage points versus April 2014.

Based on one month of actual data and two months of forecast, the Company continues to expect its second quarter 2015 consolidated passenger revenue per available seat mile (PRASM) to be down approximately 4 to 6 percent. Due to the recent rise in crude oil prices, the Company is currently forecasting its second quarter fuel price to be approximately 10 cents higher than its previous guidance. The Company currently estimates that its second quarter fuel price will be $1.94 to $1.99 per gallon. As a result, the Company now expects its second quarter pretax margin excluding special items to be between 17 and 19 percent.

The following summarizes American Airlines Group traffic results for the month and year-to-date ended April 30, 2015 and 2014, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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American Airlines Group Reports April 2015 Traffic

May 11, 2015

Combined American and US Airways Traffic Results

		April				Year to Date
	2015	2014	Change		2015	2014	Change
Revenue Passenger Miles (000)
Domestic	10,666,381	10,513,051	1.5%		40,251,836	40,688,790	(1.1)%
Atlantic	2,195,976	2,508,200	(12.4)%		6,967,852	7,772,452	(10.4)%
Latin America	2,440,781	2,674,269	(8.7)%		10,623,103	11,356,831	(6.5)%
Pacific	769,396	547,748	40.5%		3,078,866	2,252,841	36.7%

International	5,406,153	5,730,217	(5.7)%		20,669,821	21,382,124	(3.3)%

Mainline	16,072,534	16,243,268	(1.1)%		60,921,657	62,070,914	(1.9)%
Regional	1,990,005	1,871,038	6.4%		7,330,649	6,929,502	5.8%

Total Revenue Passenger Miles	18,062,539	18,114,306	(0.3)%		68,252,306	69,000,416	(1.1)%

Available Seat Miles (000)
Domestic	12,456,859	12,164,572	2.4%		48,129,283	48,154,031	(0.1)%
Atlantic	3,025,010	3,095,623	(2.3)%		9,793,352	10,500,781	(6.7)%
Latin America	3,228,079	3,511,747	(8.1)%		13,821,090	14,869,284	(7.0)%
Pacific	972,592	720,851	34.9%		3,792,354	2,799,717	35.5%

International	7,225,681	7,328,221	(1.4)%		27,406,796	28,169,782	(2.7)%

Mainline	19,682,540	19,492,793	1.0%		75,536,079	76,323,813	(1.0)%
Regional	2,447,260	2,349,512	4.2%		9,384,119	8,910,566	5.3%

Total Available Seat Miles	22,129,800	21,842,305	1.3%		84,920,198	85,234,379	(0.4)%

Load Factor (%)
Domestic	85.6	86.4	(0.8	)pts	83.6	84.5	(0.9	)pts
Atlantic	72.6	81.0	(8.4	)pts	71.1	74.0	(2.9	)pts
Latin America	75.6	76.2	(0.6	)pts	76.9	76.4	0.5	pts
Pacific	79.1	76.0	3.1	pts	81.2	80.5	0.7	pts
International	74.8	78.2	(3.4	)pts	75.4	75.9	(0.5	)pts
Mainline	81.7	83.3	(1.6	)pts	80.7	81.3	(0.6	)pts
Regional	81.3	79.6	1.7	pts	78.1	77.8	0.3	pts
Total Load Factor	81.6	82.9	(1.3	)pts	80.4	81.0	(0.6	)pts

Enplanements
Mainline	12,199,423	12,222,436	(0.2)%		46,150,408	47,065,507	(1.9)%
Regional	4,619,743	4,382,922	5.4%		16,862,506	16,091,540	4.8%

Total Enplanements	16,819,166	16,605,358	1.3%		63,012,914	63,157,047	(0.2)%

System Cargo Ton Miles (000)	191,953	196,587	(2.4)%		745,337	756,664	(1.5)%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports April 2015 Traffic

May 11, 2015

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with regional partners, operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. This year American topped Fortune Magazine’s list of best business turnarounds and its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, statements about the expected second quarter pre-tax margin, the expected change in PRASM, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the

American Airlines Group Reports April 2015 Traffic

May 11, 2015

Company’s hub airports; costs of ongoing data security compliance requirements and the impact of any significant data security breach; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of a lawsuit that was filed in connection with the merger transaction with US Airways Group, Inc. and remains pending; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase program or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which

American Airlines Group Reports April 2015 Traffic

May 11, 2015

may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 (especially in Part II, Item 1A, Risk Factors and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

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